    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 6, 1998

                                                      REGISTRATION NO. 333-57203

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                AMENDMENT NO. 1

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                        PHILLIPS-VAN HEUSEN CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                     5136                   13-1166910
      (STATE OR OTHER          (PRIMARY STANDARD            (IRS EMPLOYER
      JURISDICTION OF      INDUSTRIAL CLASSIFICATION     IDENTIFICATION NO.)
     INCORPORATION OR             CODE NUMBER)
       ORGANIZATION)

                          1290 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10104
                                 (212) 541-5200
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

            BRUCE J. KLATSKY                            COPY TO:
  CHAIRMAN AND CHIEF EXECUTIVE OFFICER           EDWARD H. COHEN, ESQ.
    PHILLIPS-VAN HEUSEN CORPORATION               ROSENMAN & COLIN LLP
      1290 AVENUE OF THE AMERICAS                  575 MADISON AVENUE
        NEW YORK, NEW YORK 10104                NEW YORK, NEW YORK 10022
             (212) 541-5200                          (212) 940-8800
  (NAME, ADDRESS AND TELEPHONE NUMBER
         OF AGENT FOR SERVICE)

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                            ------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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
                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of Delaware, the law of the state in which the Company is incorporated, empowers a corporation within certain limitations to indemnify any person against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with any suit or proceeding to which such person is a party by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as long as such person acted in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, the person must have had no reasonable cause to believe that the person's conduct was unlawful. Article Eighth of the Company's Certificate of Incorporation provides for indemnification of directors to the extent permitted by the General Corporation Law of the State of Delaware.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Article Eighth of the Company's Certificate of Incorporation contains such a provision.

     The Company also has in effect directors' and officers' liability insurance covering certain liabilities incurred by the directors and officers of the Company in connection with the performance of their duties.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     See the Exhibit Index included immediately preceding the exhibits to this Registration Statement.

ITEM 22. UNDERTAKINGS.

     The undersigned Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective registration statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

     The undersigned Company hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of New York and State of New York on August 6, 1998.

                                       PHILLIPS-VAN HEUSEN CORPORATION

                                       By: /s/ Bruce J. Klatsky

                                           ------------------------------------
                                                      Bruce J. Klatsky
                                           Chairman and Chief Executive Officer

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     Pursuant to the requirements of the Securities Act of 1933, this Amendment
No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE            TITLE                                 DATE
-------------------------   -----------------------------------   --------------
/s/ Bruce J. Klatsky        Chairman; Chief Executive Officer;      August 6, 1998
-------------------------   Director
   Bruce J. Klatsky

/s/ Mark Weber              President, Chief Operating Officer;     August 6 , 1998
-------------------------   Director
      Mark Weber

/s/ Irwin W. Winter         Executive Vice President; Chief         August 6, 1998
-------------------------   Financial Officer; Director
    Irwin W. Winter

/s/ Emanuel Chirico         Vice President and Controller           August 6, 1998
-------------------------
    Emanuel Chirico

/s/ Edward H. Cohen         Director                                August 6, 1998
-------------------------
    Edward H. Cohen

/s/ Joseph B. Fuller        Director                                July 31, 1998
-------------------------
    Joseph B. Fuller

/s/ Joel H. Goldberg        Director                                August 6, 1998
-------------------------
   Joel H. Goldberg

                            Director
-------------------------
     Marc Grosman

/s/ Dennis F. Hightower     Director                                August 6, 1998
-------------------------
  Dennis F. Hightower

/s/ Maria Elena Lagomasino  Director                                August 3, 1998
-------------------------
Maria Elena Lagomasino

                            Director
-------------------------
    Harry N.S. Lee

/s/ Bruce Maggin            Director                                August 6, 1998
-------------------------
     Bruce Maggin

 /s/ Sylvia M. Rhone        Director                                August 4, 1998
-------------------------
    Sylvia M. Rhone

/s/ Peter J. Solomon        Director                                August 6, 1998
-------------------------
   Peter J. Solomon

                                EXHIBIT INDEX


EXHIBIT
NUMBER      DESCRIPTION
------      -----------
   4.1+      --   Indenture, dated as of April 22, 1998, between the Company and Union
                  Bank of California, N.A., as Trustee.

   4.2+      --   Exchange and Registration Rights Agreement, dated as of April 22, 1998, among the Company and Goldman, Sachs & Co., Chase Securities Inc. and
                  Citicorp Securities, Inc.

   4.3+      --   Form of Global 9 1/2% Senior Subordinated Note due 2008.

     5*      --   Opinion of Rosenman & Colin LLP.

    12+      --   Statement re: Computation of Ratios.

    13       --   Annual Report on Form 10-K for the fiscal year ended February 1, 1998, as amended by its amendment on Form 10-K/A No. 1 (incorporated by reference to the Company's Annual Report on Form 10-K and its amendment on Form 10-K/A filed with the Commission on April 15, 1998 and April 24,
                  1998, respectively).

    21       --   List of Subsidiaries (incorporated by reference to the Company's Annual
                  Report on Form 10-K for the fiscal year ended February 1, 1998).

    23.1*    --   Consent of Ernst & Young LLP.

    23.2*    --   Consent of Rosenman & Colin LLP (included in Exhibit 5).

    24+      --   Power of Attorney.

    25*      --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Union Bank of California, N.A., as Trustee.

  99.1+      --   Form of Letter of Transmittal for Initial Notes.

  99.2+      --   Form of Notice of Guaranteed Delivery for Initial Notes.

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+ Previously filed.
* Filed herewith.